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                                                            Exhibit (d)(2)(W)(i)

                FIRST AMENDMENT TO PORTFOLIO MANAGEMENT AGREEMENT

     This First Amendment to Portfolio Management Agreement ("Amendment") is effective December 1, 2005 by and among ING Investors Trust (the "Trust"), Directed Services, Inc. (the "Manager"), and Legg Mason Funds Management, Inc. (the "Portfolio Manager") and Legg Mason Capital Management, Inc. ("LMCM").

                                    RECITALS

     The Trust, the Manager and the Portfolio Manager are parties to a Portfolio Management Agreement dated May 3, 2004 (the "Original Agreement") pursuant to which the Portfolio Manager provides portfolio management services to the Trust; and

     The Portfolio Manager and LMCM are affiliated by virtue of being wholly owned subsidiaries of Legg Mason, Inc. and sharing common officers, directors, and employees; and

     The Portfolio Manager desires to transfer its duties and obligations under the Original Agreement to LMCM, and LMCM is willing to accept the transfer and assume the duties and obligations under the Original Agreement on the terms and conditions set forth herein; and

     The Portfolio Manager and LMCM have provided the Trust and the Manager with an opinion of counsel that analyzes the treatment of the transfer under the provisions of the Investment Company Act of 1940 (the "Investment Company Act") and the Investment Advisers Act of 1940 (the "Investment Advisers Act"), and the regulations thereunder; and

     The Trust and the Manager have agreed to the proposed transfer; and

     The Trust, the Manager, and LMCM desire to amend the Original Agreement to reflect the substitution of LMCM in place of LMFM.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. TRANSFER AND ASSUMPTION. The parties agree that the terms and conditions of the Original Agreement are incorporated herein by reference. Effective December 1, 2005, the Portfolio Manager hereby transfers, conveys and sets over all of its rights, interests, claims and entitlements under the Original Agreement to LMCM and to its successors and permitted assigns, it being understood that such transfer, conveyance and set over will not result in the automatic termination of the Original Agreement as a result of an "assignment" within the meaning set forth in the Investment Company Act or the Investment Advisers Act, and the regulations thereunder. The covenants, liabilities, duties and obligations of the Portfolio Manager under or in connection with or arising out of the Original Agreement are hereby undertaken, assumed and agreed to be performed or otherwise discharged when due by LMCM. Except as herein provided, this Amendment shall not be construed to modify, terminate or merge any rights any party to the Original Agreement has pursuant to the terms thereof, and the parties

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hereby confirm all of the terms and provisions of the Original Agreement as remaining in full force and effect.

2. CONSENT. The Trust and the Manager hereby consent and agree to the foregoing transfer and assumption.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first above written.

                        ING Investors Trust

                        By:    /s/ Todd Modic
                               ------------------------------------
                        Name:  Todd Modic
                               ------------------------------------
                        Title: Senior Vice President
                               ------------------------------------


                        Directed Services, Inc.

                        By:    /s/ Alyce Shaw
                               ------------------------------------
                        Name:  Alyce Shaw
                               ------------------------------------
                        Title: VP
                               ------------------------------------


                        Legg Mason Funds Management, Inc.

                        By:    /s/ Andrew J. Bowen
                               ------------------------------------
                        Name:  Andrew J. Bowen
                               ------------------------------------
                        Title: Sr. V.P.
                               ------------------------------------


                        Legg Mason Capital Management, Inc.

                        By:    /s/ Andrew J. Bowen
                               ------------------------------------
                        Name:  Andrew J. Bowen
                               ------------------------------------
                        Title: Sr. V.P.
                               ------------------------------------

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